UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K

_________________

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 1, 2025

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Compass Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

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Delaware	001-39696	82-4876496
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

80 Guest Street, Suite 601

Boston, Massachusetts 02135

(Address of Principal Executive Offices) (Zip Code)

(617) 500-8099

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

_______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	CMPX	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

On April 1, 2025, Compass Therapeutics, Inc. (the “Company”) issued a press release announcing that tovecimig met its primary endpoint in the ongoing randomized Phase 2/3 study in patients with biliary tract cancer (“BTC”). The Company will host a webcast today, Tuesday, April 1, 2025 at 8:00 a.m. ET, to provide a review of the data. Interested parties may register for the call in advance by visiting https://viavid.webcasts.com/starthere.jsp?ei=1712286&tp_key=3b05c5ebcd.

A copy of the full press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein. A copy of the presentation to be shown at the webcast on April 1, 2025, is attached as Exhibit 99.2 to this Current Report on Form 8-K and incorporated by reference herein. The presentation and a replay of the webcast will also be available on the investor relations section of the Company’s website at https://investors.compasstherapeutics.com/. Information contained on the Company’s website is not incorporated by reference into this Current Report on Form 8-K, and you should not consider any information on, or that can be accessed from, the Company’s website as part of this Current Report on Form 8-K.

The information in this Item 7.01 and Exhibits 99.1 and 99.2 of this Current Report on Form 8-K are furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information in this Item 7.01 and Exhibits 99.1 and 99.2 of this Current Report on Form 8-K shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date of this Current Report on Form 8-K, regardless of any general incorporation language in any such filing.

Item 8.01. Other Events.

Top-line Data for Phase 2/3 Randomized Trial of Tovecimig in Combination with Paclitaxel in Patients with Advanced Biliary Tract Cancer

On April 1, 2025, the Company announced statistically significant top-line data on the primary efficacy endpoint for COMPANION-002, the Company’s ongoing Phase 2/3 randomized trial of tovecimig (formerly CTX-009) in combination with paclitaxel in patients with advanced BTC. The study enrolled 168 adult patients, randomized in a 2:1 ratio to receive tovecimig plus paclitaxel (n=111) or paclitaxel alone (n=57). All patients were dosed with 80 mg/m2 of paclitaxel on days 1, 8 and 15 of every 28-day cycle. Patients in the tovecimig arm were also dosed with 10 mg/kg of tovecimig on days 1 and 15 of each 28-day cycle. The primary endpoint of the trial is overall response rate (“ORR”) as confirmed by independent central radiology review and secondary endpoints include progression-free survival (‘PFS”), overall survival (“OS”) and duration of response (“DoR”), among others. Patients in the paclitaxel-only arm who progressed could cross over to the tovecimig plus paclitaxel arm after centrally confirmed progression if they also still met the enrollment criteria for the study.

Top-line results of the study are summarized below:

  Primary Endpoint (ORR as confirmed by independent central radiology review). 17.1% ORR for tovecimig in combination with paclitaxel (19 of 111 patients) including one complete response, compared to 5.3% for paclitaxel alone (3 of 57 patients), in patients with BTC in the second line setting. This 11.8% relative improvement in ORR for those receiving the combination was statistically significant (p=0.031).
		Tovecimig + Paclitaxel	Paclitaxel
Intent-to-Treat Population		n=111	n=57
Overall Response Rate (CR+PR)		19 (17.1%) (p=0.031)	3 (5.3%)
Best Overall Response n (%)	Complete Response (CR)	1 (0.9%)	0 (0.0%)
	Partial Response (PR)	18 (16.2%)	3 (5.3%)
	Stable Disease (SD)	49 (44.1%)	19 (33.3%)
	Non-CR / Non-PD*	9 (8.1%)	2 (3.5%)
	Progressive Disease (PD)	18 (16.2%)	24 (42.1%)
	Not Evaluable (NE)**	16 (14.4%)	9 (15.8%)

*Non-CR / Non-PD: patients enrolled based on local radiology scan results, but displayed no clearly definable target lesions as determined by independent central radiology.

** Not Evaluable: patients who did not receive a Week-8 scan.

  Secondary Endpoints. The COMPANION-002 study is ongoing and the data are not yet mature for the analyses of the secondary outcome measures (including PFS, OS and DoR). The trial requires a threshold of events in 80% of patients to trigger the secondary endpoint analyses. Based on current projections, the Company anticipates this pre-specified number of events to be reached in the third quarter of 2025, and expects to report data from the secondary endpoints in the fourth quarter of 2025.
  Safety & Tolerability. The safety profile of tovecimig in this study to date is consistent with prior studies of tovecimig. An independent Data Monitoring Committee (“DMC”) has reviewed safety data at four separate (pre-specified) DMC meetings and, after each meeting, recommended continuation of the study without modification. The Company expects to report detailed safety data with the analyses of secondary endpoints in the fourth quarter of 2025.
Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated April 1, 2025
99.1	Presentation dated April 1, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Compass Therapeutics, Inc.

Date: April 1, 2025	By:	/s/ Neil Lerner
Neil Lerner
Chief Accounting Officer